Exhibit 5.4

CONSENT OF AMC MINING CONSULTANTS (CANADA) LTD.

In connection with the registration statement on Form F-80 filed under the United States Securities Act of 1933, as amended, by Teranga Gold Corporation (the “Corporation”), dated June 19, 2013, and any documents incorporated by reference therein (the “Registration Statement”), and the Schedule 14D-1F filed under the United States Securities Exchange Act of 1934, as amended, by the Corporation, dated June 19, 2013, and any documents incorporated by reference therein (the “Schedule”), the undersigned does hereby consent to references to our name and our involvement in the preparation of or supervision of the preparation of, in whole or in part, certain technical information contained in the Registration Statement and the Schedule and to the disclosure of such information in the Registration Statement and the Schedule.

Dated this 19th day of June, 2013.

By: AMC Mining Consultants (Canada) Ltd.

/s/ Will Pitman
Name: Will Pitman
Title: General Manager, Toronto / Principal Geotechnical Engineer